SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 5, 2025

MAITONG SUNSHINE CULTURAL DEVELOPMENT CO., LIMITED

(Exact name of registrant as specified in its charter)

Nevada	0-56677	93-4332287
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization		Identification No.)

Room 202, Gate 6, Building 9, Yayuan, Anhui Beili

Chaoyang District, Beijing, China 100000

(Address of principal executive offices) (Zip Code)

86 (010) 6492-7946

(Registrant’s telephone number including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	None	Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On March 5, 2025 the Registrant and its subsidiary, Beijing Tongzhilian Cultural Development Co., Ltd. (“Tongzhilian”) signed a Framework Agreement for Merger and Acquisition with Shenzhen Huayufeng Technology Co., Ltd. (“Huayufeng”) and its owner, Du Jianmei. The Agreement recites that Huayufeng is engaged in the business of providing academic ability enhancement solutions and AI education technology services to students preparing for China’s national exams. In order to integrate Huayufeng’s educational resources with Tongzhilian’s cultural tourism, the parties have agreed to pursue an acquisition of Huayufeng by Tongzhilian.

The Framework Agreement provides that the acquisition will occur if (a) the parties obtain the necessary government and internal approvals, (b) Huayufeng completes all legal and financial procedures related to the acquisition, and (c) the parties execute a merger and acquisition agreement. Upon satisfaction of those conditions, the acquisition will be completed with Du Jianmei transferring all of the equity in Huayufeng to Tongzhilian and the Registrant issuing shares of its common stock to Du Jianmei. The number of Registrant shares to be issued will be based on agreement of the parties with reference to the financial condition of Huayufeng and the market price of the Registrant’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAITONG SUNSHINE CULTURAL DEVELOPMENT CO., LIMITED

Dated: March 5, 2025	By:	/s/ Huang Fang
Huang Fang
Chief Executive Officer

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